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                                                                   Exhibit 23.02

                        CONSENT OF O'MELVENY & MYERS LLP

   We hereby consent to the inclusion of and reference to our form of tax opinion to At Home Corporation ("Excite@Home") in the Registration Statement on Form S-4 (the "Registration Statement") of Excite@Home, which Registration Statement covers Series A common stock of Excite@Home to be issued in connection with the proposed business combination involving Pogo.com Inc. and a wholly owned subsidiary of Excite@Home. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement with the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ O'Melveny & Myers LLP

San Francisco, California
October 13, 2000